Exhibit 99.1

 Church & Dwight Co., Inc.

News Release

Contact:	Matthew T. Farrell
Chief Financial Officer
609-683-5900

Church & Dwight Confirms That It Will Meet or Exceed External Expectations

PRINCETON, N.J., July 16, 2008 -- Church & Dwight Co., Inc. (NYSE:CHD) today confirms that it currently expects to meet or exceed external expectations of $0.62 per share for the second quarter.

Church & Dwight will hold its quarterly conference call to discuss second quarter results on Monday, August 4, 2008.

Church & Dwight Co., Inc. manufactures and markets a wide range of personal care, household and specialty products under the Arm & Hammer brand name and other well-known trademarks.

This release contains forward-looking statements.  These statements represent the intentions, plans, expectations and beliefs of Church & Dwight, and are subject to risks, uncertainties and other factors, many of which are outside the Company's control and could cause actual results to differ materially from such forward-looking statements.  The uncertainties include assumptions as to market growth and consumer demand (including the effect of political and economic events on consumer demand), raw material and energy prices, the financial condition of major customers, and marketing spending. Other factors, which could materially affect the results, include the outcome of contingencies, including litigation, pending regulatory proceedings and environmental remediation. For a description of additional cautionary statements, see Church & Dwight's quarterly and annual reports filed with the SEC.

Source: Church & Dwight Co., Inc.
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